Exhibit 32.1

CERTIFICATION OF
PRESIDENT AND CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SouthPeak Interactive Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2009 (the ‘‘Report’’), as filed with the Securities and Exchange Commission on the date hereof, Melanie Mroz, President and Chief Executive Officer of the Company and Andrea Gail Jones, Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 15, 2009

By:	/s/ Melanie Mroz
Melanie Mroz
President and Chief Executive Officer

By:	/s/ Andrea Gail Jones
Andrea Gail Jones
Chief Financial Officer and Treasurer